UNITED INDUSTRIAL CORPORATION

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS                             MAY 8, 2001
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TO THE SHAREHOLDERS OF
 UNITED INDUSTRIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Industrial Corporation will be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on the 8th day of May, 2001, at 10:00 A.M., for the following purposes:

          1. To elect two (2) directors to serve until the Annual Meeting of Shareholders in 2004.

          2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2001.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on March 22, 2001 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of shareholders may be examined.

     Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope which requires no postage if mailed in the United States, is enclosed for your convenience.

                                            By Order of the Board of Directors

                                                     Susan Fein Zawel
                                                         SECRETARY

March 30, 2001



               ------------------------------------------------
                        PLEASE MAIL YOUR PROXY . . . NOW!

                                    IMPORTANT

                WE HOPE THAT YOU CAN ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT DO SO PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.
               ------------------------------------------------

                          UNITED INDUSTRIAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 8, 2001

     This statement is furnished to shareholders of United Industrial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders of the Company to be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on May 8, 2001, at 10:00 A.M. Shareholders of record at the close of business on March 22, 2001 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     Shareholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

     The complete mailing address of the Company's principal executive offices is 570 Lexington Avenue, New York, New York 10022. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the shareholders of the Company was March 30, 2001. The Annual Report of the Company for the year ended December 31, 2000, including audited financial statements, has been sent to each shareholder.

                                  VOTING RIGHTS

     On March 22, 2001, there were outstanding and entitled to vote 12,484,238 shares of Common Stock. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of March 22, 2001. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

     At the record date, more than 5% of the Company's outstanding voting securities was beneficially owned by each of the persons named in the following table, except that the information as to Kennedy Capital Management, Inc. and Dimensional Fund Advisors Inc. is as of December 31, 2000 and is based upon information furnished to the Company by such entities in Schedules 13G.

                                 NAME AND ADDRESS OF            AMOUNT AND NATURE OF        PERCENT
      TITLE OF CLASS              BENEFICIAL OWNER              BENEFICIAL OWNERSHIP       OF CLASS
    ------------------      -------------------------------     --------------------       ----------
     Common Stock          Steel Partners II, L.P.                   1,310,250               10.50%
                           150 East 52 Street
                           New York, New York 10022

     Common Stock          Bernard Fein                              1,209,647(1)             9.69%
                           570 Lexington Avenue
                           New York, New York 10022

     Common Stock          Kennedy Capital Management, Inc.          1,055,600(2)             8.50%
                           10829 Olive Boulevard
                           St. Louis, Missouri 63141

     Common Stock          Dimensional Fund Advisors Inc.              978,340(3)             7.88%
                           1299 Ocean Avenue, 11th Floor
                           Santa Monica, CA 90401


------------
(1) Includes 1,108,451 shares of Common Stock owned directly and 101,196 shares owned by The Fein Foundation, of which Mr. Fein's spouse is a trustee.

(2) As of December 31, 2000, Kennedy Capital Management, Inc., a registered investment advisor, has sole voting power as to 978,400 shares of Common Stock and sole dispositive power as to 1,055,600 shares.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 978,340 shares of Common Stock as of December 31, 2000. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 2001, the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated all shares are owned directly.

                                                                               AMOUNT AND
                                                                          NATURE OF BENEFICIAL      PERCENT
        NAME OR GROUP                                                        OWNERSHIP(1)(2)       OF CLASS
        -------------                                                    ---------------------     ---------
        Edward C. Aldridge, Jr ........................................          30,000               (3)
        Richard R. Erkeneff ...........................................         555,051              4.32%
        Harold S. Gelb ................................................          30,000               (3)
        Warren G. Lichtenstein ........................................       1,258,250(4)          10.11%
        James H. Perry ................................................          61,805               (3)
        Joseph S. Schneider ...........................................          20,000               (3)
        E. Donald Shapiro .............................................          40,000               (3)
        Robert W. Worthing ............................................          61,379(5)            (3)
        Susan Fein Zawel ..............................................         375,384(6)           3.01%
        All directors and executive officers as a group
          consisting of 8 persons .....................................       1,173,619              8.96%


--------------
(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers. Includes units in the Company's 401(k) plan, which consist of shares of Common Stock and cash.

(2) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Aldridge, 25,000 shares; Mr. Erkeneff, 410,000 shares; Mr. Gelb, 25,000 shares; Mr. Perry, 56,000 shares; Mr. Schneider, 15,000 shares; Mr. Shapiro, 25,000 shares; Mr. Worthing, 52,000 shares; Ms. Fein Zawel, 44,000 shares; and all directors and executive officers as a group, 652,000 shares.

(3)  Less than 1%.

(4) All of such shares are owned by Steel Partners II, L.P. ("Steel"). Mr. Lichtenstein is the Chairman of the Board, Secretary and Managing Member of the general partner of Steel. Mr. Lichtenstein disclaims beneficial ownership of the shares owned by Steel, except to the extent of his pecuniary interest therein.

(5) Does not include 500 shares of Common Stock owned by Mr. Worthing's spouse, as to which he disclaims beneficial ownership.

(6) Includes 11,440 shares of Common Stock owned by Ms. Fein Zawel's spouse, 4,772 shares of Common Stock owned by Ms. Fein Zawel jointly with her spouse, and 32,634 shares of Common Stock held in trust for her minor children.

                            I. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2004 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are Warren G. Lichtenstein and Joseph S. Schneider. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. Mr. Schneider is presently a member of the Board of Directors.

     Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each shareholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A shareholder may cast all of such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the meeting or by specific voting instructions sent to the Company with a signed Proxy. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote the Proxies in such manner as will elect as directors the persons who have been nominated by the Board of Directors.

     The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 2001. Except as otherwise indicated, each nominee and director has held his or her present principal occupation for the past five years.

                                   AGE (AT                                                  BECAME
        NAME                 DECEMBER 31, 2000)          PRINCIPAL OCCUPATION              DIRECTOR
      ---------              ------------------          --------------------              --------

         NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2004
Warren G. Lichtenstein ..........   35            Chairman of the Board, Secretary and
                                                  the Managing Member of Steel Partners,
                                                  L.L.C. ("Steel LLC"), the general
                                                  partner of Steel Partners II, L.P.
                                                  ("Steel") (since January 1, 1996);
                                                  Chairman and a director of Steel
                                                  Partners, Ltd., the general partner of
                                                  Steel Partners Associates, L.P., which
                                                  was the general partner of Steel (1993
                                                  to January 1996); acquisition/risk
                                                  arbitrage analyst at Ballantrae
                                                  Partners, L.P., a private investment
                                                  partnership formed to invest in risk
                                                  arbitrage, special situations and
                                                  undervalued companies (1988 to 1990).
                                                  Mr. Lichtenstein is a director of
                                                  Tandycrafts, Inc., Gateway Industries,
                                                  Inc., WebFinancial Corporation,
                                                  Puroflow Incorporated, ECC
                                                  International Corp. and CPX Corp.

Joseph S. Schneider .............   50            President of JSA Partners, Inc., a        1998
                                                  consulting firm in the aerospace
                                                  and defense industry (since September
                                                  1997); Consultant with A.T. Kearney, a
                                                  subsidiary of Electronic Data Systems
                                                  Corporation (September 1995 to March
                                                  1997); President of EDS/JSA
                                                  International, Inc., a management
                                                  consulting firm (August 1994 to
                                                  September 1995) and successor company
                                                  to JSA International, Inc. of which he
                                                  was President (1981-1994); Chairman
                                                  and Co-founder of JSA Research, Inc.,
                                                  an independent aerospace and defense
                                                  research firm serving institutional
                                                  investors (since 1993). Mr. Schneider
                                                  is a director of Signal Technology
                                                  Corporation.

                                   AGE (AT                                                  BECAME
        NAME                 DECEMBER 31, 2000)          PRINCIPAL OCCUPATION              DIRECTOR
      ---------              ------------------          --------------------              --------


                   INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2002
Richard R. Erkeneff .............   65            President of the Company (since          1995
                                                  October 1995) and AAI Corporation,
                                                  a subsidiary of the Company ("AAI")
                                                  (since November 1993); Senior Vice
                                                  President of the Aerospace Group at
                                                  McDonnell Douglas Corporation, an
                                                  aerospace firm (January to November
                                                  1993); and President (March 1992 to
                                                  October 1992) and Executive Vice
                                                  President (1988 to 1992) of
                                                  McDonnell Douglas Electronics
                                                  Systems Company.

E. Donald Shapiro ...............   69            The Joseph Solomon Distinguished         1996
                                                  Professor of Law (since 1983) and
                                                  Dean/Professor of Law (1973-1983) of
                                                  New York Law School. Mr. Shapiro is a
                                                  director of Loral Space and
                                                  Communications, Ltd., Vasomedical,
                                                  Inc., Kranzco Realty Trust and
                                                  Frequency Electronics, Inc.

                 INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2003

Harold S. Gelb ..................   80            Chairman of the Board of the Company     1995
                                                  (since November 1995); private
                                                  investor (since 1985); and retired
                                                  senior partner of Ernst & Young LLP,
                                                  an accounting firm.

Susan Fein Zawel ................   46            Vice President Corporate                 1995
                                                  Communications and Associate
                                                  General Counsel (since June 1995),
                                                  Secretary (since May 1994) and Counsel
                                                  (1992 to 1995) of the Company.

--------------
None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998 of the chief executive officer and each of the other executive officers of the Company whose annual compensation exceeded $100,000.

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                ANNUAL COMPENSATION                 AWARDS
                                 ----------------------------------------------- ------------
                                                                                  SECURITIES
                                                               OTHER ANNUAL       UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR  SALARY ($)  BONUS ($) COMPENSATION ($)(1)   OPTIONS    COMPENSATION ($)(2)
  ---------------------------   -----  ----------  --------- ------------------- -----------  -------------------
Richard R. Erkeneff ...........  2000   440,000         --                             --           21,238
   President and Chief           1999   440,000         --                        100,000           18,432
   Executive Officer of the      1998   440,000    220,000        57,181               --           73,035
   Company and AAI

James H. Perry ................  2000   200,720         --                         21,000           14,652
   Vice President, Chief         1999   168,480         --                         24,000           13,014
   Financial Officer and         1998   155,938     45,238                         18,000           12,862
   Treasurer of the Company
   and AAI

Robert W. Worthing ............  2000   220,043         --                         21,000           20,821
   Vice President and General    1999   192,483         --                         24,000           17,992
   Counsel of the Company        1998   192,483     63,422                         12,000           17,696
   and AAI

Susan Fein Zawel ..............  2000   170,512         --                          9,000           15,063
   Vice President Corporate      1999   155,952         --                         12,000           13,272
   Communications, Secretary     1998   151,410     42,991                         12,000           13,233
   and Associate General
   Counsel of the Company


------------
(1) The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer, including $57,181 for Mr. Erkeneff in 1998.

(2) All amounts under this heading represent employer match contributions made to the Company's 401(k) plan, contributions to the Company's Retirement Plan and reimbursement of $57,181 of relocation expenses for Mr. Erkeneff in 1998.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 2000 to the named executives.

                                                                                          POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                ------------------------------------------------------      ANNUAL RATES OF
                                 NUMBER OF  % OF TOTAL                                        STOCK PRICE
                                SECURITIES    OPTIONS                                       APPRECIATION FOR
                                UNDERLYING  GRANTED TO   EXERCISE OR                           OPTION TERM
                                  OPTIONS  EMPLOYEES IN  BASE PRICE                        ------------------
NAME                              GRANTED   FISCAL YEAR   ($/SHARE)    EXPIRATION DATE      5% ($)      10% ($)
----                             --------   -----------   --------     ---------------      -----       -------
James H. Perry ...............    24,000       7.49        8.5625    February 28, 2010(1)  129,260      327,567

Robert W. Worthing ...........    24,000       7.49        8.5625    February 28, 2010(1)  129,260      327,567

Susan Fein Zawel .............    12,000       3.75        8.5625    February 28, 2010(1)   64,630      163,784

--------------
(1) One-third of the options are exercisable upon the first anniversary of the date of grant, which was February 29, 2000, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                      NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                           UNDERLYING            IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS        OPTIONS AT
                                             SHARES                     AT FISCAL YEAR-END    FISCAL YEAR-END ($)
                                           ACQUIRED ON      VALUE         EXERCISABLE (E)/      EXERCISABLE (E)/
NAME                                       EXERCISE #    REALIZED ($)    UNEXERCISABLE (U)      UNEXERCISABLE (U)
------                                     -----------   ------------  -------------------    --------------------
Richard R. Erkeneff .....................       0            0              385,000(E)            1,021,800(E)
                                                                            125,000(U)              131,750(U)
James H. Perry ..........................       0            0               37,000(E)              110,010(E)
                                                                             41,000(U)               87,180(U)
Robert W. Worthing ......................       0            0               36,000(E)              130,140(E)
                                                                             36,000(U)               78,660(U)
Susan Fein Zawel ........................       0            0               32,000(E)              106,870(E)
                                                                             24,000(U)               47,850(U)

EMPLOYMENT AGREEMENTS AND RELATED TRANSACTIONS

     Mr. Erkeneff is employed as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated December 8, 1998 that provides he be paid a salary at the annual rate of $440,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement terminates on June 30, 2001, unless Mr. Erkeneff's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Erkeneff is eligible to receive annual cash bonuses pursuant to the Company's Performance Sharing Plan ("PSP"), plus a discretionary amount of up to forty percent (40%) of the PSP formula as may be granted by the Company's Board of Directors, not to exceed three hundred thirty thousand dollars ($330,000) per annum. On January 4, 1999, in accordance with his employment agreement, Mr. Erkeneff also received an option to acquire 100,000 shares of the Company's common stock pursuant to the terms of the Company's 1994 Stock Option Plan, at $913/16 per share, an exercise price equal to the fair market value of the common stock as of the grant date, terminating on June 30, 2003. Of the total 100,000 shares subject to this option, 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $16.00; and an additional 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $18.00. The employment agreement also provides for Mr. Erkeneff to designate a beneficiary for $200,000 of a key man life insurance policy.

     Mr. Perry is employed by the Company pursuant to an employment agreement that provides he be paid a salary at the annual rate of $200,720, adjusted as of January 1, 2001 to $250,120, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on February 28, 2003, unless Mr. Perry's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Perry is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. In the event that the Company terminates the employment of Mr. Perry without cause (as such term is defined in the employment agreement), or if Mr. Perry terminates his employment for Good Reason (as such term is defined in the employment agreement), Mr. Perry will be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 35% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment.

     Mr. Worthing is employed by the Company pursuant to an employment agreement that provides he be paid a salary at the annual rate of $220,043, adjusted as of January 1, 2001 to $265,158, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on February 28, 2003 unless Mr. Worthing's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Worthing is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. In the event that the Company terminates the employment of Mr. Worthing without cause (as such term is defined in the employment agreement), or if Mr. Worthing terminates his employment for Good Reason (as such term is defined in the employment agreement), Mr. Worthing will be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 42% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment.

     Ms. Fein Zawel is employed by the Company pursuant to an employment agreement that provides she be paid a salary at the annual rate of $170,512, adjusted as of January 1, 2001 to $200,000, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on February 28, 2003, unless Ms. Fein Zawel's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Ms. Fein Zawel is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. In the event that the Company terminates the employment of Ms. Fein Zawel without cause (as such term is defined in the employment agreement), or if Ms. Fein Zawel terminates her employment for Good Reason (as such term is defined in the employment agreement), Ms. Fein Zawel will be entitled to (a) 150% of her annualized base salary, plus (b) an incentive compensation award equal to 34% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment.

     On March 7, 2001, the Company entered into an agreement with Steel Partners II, L.P. ("Steel"), a 10.50% shareholder of the Company, Warren Lichtenstein and James Henderson, pursuant to which the Company agreed that Mr. Lichtenstein would be nominated as a director at the Company's 2001 Annual Meeting and that Mr. Henderson could attend Board meetings as an observer for a period of three years, provided that Mr. Lichtenstein is a director, Steel has no more than one affiliate or representative on the Board and Steel owns at least 5% of the Company's outstanding stock.

RETIREMENT BENEFITS

     All employees of the Company and its subsidiaries are eligible to participate in the UIC Retirement Plan, a cash balance plan (the "Retirement Plan") upon commencement of employment. In accordance with the Retirement Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Retirement Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. The estimated annual benefit to be provided by the UIC Retirement Plan and payable to Messrs. Erkeneff, Perry and Worthing and Ms. Fein Zawel, commencing at normal retirement age, are $10,176, $18,101, $18,701 and $15,294, respectively.

UNITED INDUSTRIAL CORPORATION HEALTH-CARE PLAN FOR RETIRED DIRECTORS

     The Company has implemented the United Industrial Corporation Health-Care Plan for Retired Directors (the "Plan"), which was adopted by the Company's Board of Directors on December 18, 1995. The Board may, in its sole discretion, amend, suspend or terminate the Plan, at any time, with or without prior notice. A director of the Company is eligible to participate in the Plan if he or she:
(i) ceases to be a member of the Board; (ii) has served as a member of the Board for 15 full years; (iii) has attained the age of 65; (iv) is eligible for Medicare Part A; and (v) has enrolled in both Medicare Part A and Medicare Part B and any other available supplemental medical or hospitalization coverage by reason of entitlement under any government entitlement, including, without limitation, that provided under Title XVIII of the Social Security Act. A director who participates in the Plan is entitled to coverage under the group medical plan available to the executive officers of the Company on the same terms and conditions as such coverage is available to such executive officers and their spouses and dependents. If a director who participates in the Plan resides outside the service area of the Company's group medical plan, such director and his or her spouse and dependents will receive medical benefit coverage under a medical plan or health insurance policy which provides benefits that are reasonably comparable to the benefits under the Company's group medical plan; however, if no such coverage is reasonably available (whether due to geography or the physical condition of the director or his or her spouse or dependents), then the Company will reimburse such director for any reasonable expense that would have been covered under the Company's group medical plan. Benefits provided under the Plan will be secondary to any benefits under any other hospitalization or major medical plan or arrangement provided to such director under government entitlements or provided to such director (either directly or indirectly through such director's spouse) by any other personal or employer-provided health-care plan or health insurance policy.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the Company. The programs adopted by the Committee link compensation to the Company's financial performance and to growth in shareholder value.

     COMPENSATION PHILOSOPHY: The Company's compensation program applicable to all of the executive officers is based on three primary elements:

         o     Base salary compensation

         o     Annual cash incentive compensation

         o     Long-term incentive compensation

     The Company's executives receive no other form of compensation other than customary benefits.

     BASE SALARY COMPENSATION: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Committee consider the compensation paid to executive employees of other companies in the defense industry and related industries. These companies are broader than the peer group of publicly-traded defense companies used for comparison of five-year cumulative return in this Proxy Statement. When adjusting base salaries for individual executive officers in 2001, the Committee considered the financial performance of the Company in 2000, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies.

     ANNUAL INCENTIVE COMPENSATION: In fiscal 1996, the Committee approved the Performance Sharing Plan ("PSP") which provides annual incentive awards to executive officers and other key employees. The PSP provides a bonus pool based on Company and/or subsidiary performance against performance measures set for each respective unit. These measures include, but are not limited to, profit, return on net assets, cash flow and quality improvement. Awards for individuals are based on a combination of business unit and individual performance. Participants are assigned a target award percentage (stated as a percentage of base salary) reflecting his or her level of responsibility.

     LONG-TERM INCENTIVE COMPENSATION: Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interests of shareholders and management and therefore is a major incentive for management. The Company's long-term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

     The Compensation Committee recommends grants of stock options to executive officers and other key employees under the Company's 1994 Stock Option Plan. All options are granted at fair market value and generally become exercisable in three equal portions at one, two and three years following the date of grant, with the exception of options granted to Mr. Erkeneff pursuant to his employment agreement.

     The Compensation Committee determines the size of any option grant under the Plan based upon the Committee's perceived value of the grant to motivate and retain the individual executive, the level of long-term incentive practices within comparable companies and the individual executive's responsibilities and overall performance. Although the Committee supports and encourages stock ownership in the Company by its executive officers, it has not promulgated any standards regarding levels of ownership by executive officers.

     CEO COMPENSATION: Mr. Erkeneff was elected President and Chief Executive of the Company in January 1996. Pursuant to his employment agreement, his salary was set at $440,000. The Compensation Committee believes that this rate of annual salary reflects the prevailing competitive marketplace for similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

     Mr. Erkeneff was eligible for an annual cash incentive award of up to 50% of his annual base salary. For 2000, the Compensation Committee reviewed the performance of the Company and Mr. Erkeneff relative to financial and strategic goals established for the year, and determined not to award him a bonus for 2000 at its meeting in February 2001.

     The Committee believes strongly that stock option awards emphasize the importance of increasing shareholder value. Mr. Erkeneff's employment agreement provides for an option grant of 100,000 shares, of which 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $16.00; and the remaining 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $18.00.

                                  *   *   *
     Section 162(m) of the Internal Revenue Code of 1986 limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year, unless the compensation qualifies as "performance based" compensation. Stock options currently granted under the 1994 Stock Option Plan (as amended) will not qualify for this exception. As of today, annual cash compensation for any executive officer has been far below the $1 million threshold. The Compensation Committee will address the deductibility at an appropriate time in the future.

                                      COMPENSATION COMMITTEE

                                      HAROLD S. GELB, CHAIRMAN
                                      EDWARD C. ALDRIDGE, Jr.
                                      JOSEPH S. SCHNEIDER
                                      E. DONALD SHAPIRO

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with the Company's management and the Company's independent auditors, Ernst & Young LLP. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and has discussed with the independent auditors the auditors' independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                      AUDIT COMMITTEE

                                      E. DONALD SHAPIRO, CHAIRMAN
                                      EDWARD C. ALDRIDGE, JR.
                                      JOSEPH S. SCHNEIDER

                                PERFORMANCE GRAPH

     The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1995 in the Common Stock, the Russell 2000 Value Index ("Russell 2000") and a constructed peer group index. The constructed peer group consists of Cubic Corporation, EDO Corporation, Sparton Corporation, DRS Technologies, Inc. and Engineered Support Systems, Inc. Stanford Telecommunications, Tech-Sym Corp. and Comptek Research, Inc. have been sold and therefore removed from the constructed peer group used by the Company in the previous fiscal year. DRS Technologies, Inc. and Engineered Support Systems, Inc. have been added to the peer group used by the Company in the previous fiscal year. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

                            TOTAL SHAREHOLDER RETURN

[Figures below represent line graph in printed piece.]

                      RUSSELL
         UIC          2000 VALUE   PEER GROUP
       ------         ----------   ----------
1995   $100           $100         $100
1996    105.79         121.37       143.5
1997    202.49         159.94       126.89
1998    189.74         149.62       70.8
1999    185.07         147.4        97.2
2000    233.97         181.04       131.25

                               OTHER COMPENSATION

     Directors received $20,000 per year and $1,000 for each meeting attended, and a fee of $500 for each committee meeting attended. In lieu of such fees, Mr. Gelb, Chairman of the Board, received $10,000 per month. In addition, Messrs. Aldridge and Schneider also served as directors of AAI, for which they received compensation of $2,000 per meeting.

     All current directors are eligible to participate in the medical plan available to the executive officers of the Company. The Company also has a medical plan for retired directors as described above. Nonemployee directors also participate in the Company's 1996 Stock Option Plan for Nonemployee Directors (the "1996 Plan"). Pursuant to the 1996 Plan, each Eligible Director (as defined in the 1996 Plan) is granted an option to purchase 15,000 shares of Common Stock upon their initial appointment to the Board of Directors, exercisable at the market price of the Company's Common Stock on the date of grant. The options granted under the 1996 Plan expire ten years after the date of grant and become exercisable
(i) as to one-third of the total number of shares subject to the grant on the date of grant (the "First Vesting Date"), (ii) as to an additional one-third of the total number of shares subject to the grant on the date of the next annual shareholders' meeting after the First Vesting Date (the "Second Vesting Date"), and (iii) as to the remaining one-third of the total number of shares subject to the grant on the date of the next annual shareholders' meeting after the Second Vesting Date (the "Final Vesting Date"). On the date of the annual shareholders' meeting which takes place during the calendar year in which the first anniversary of the Final Vesting Date occurs, each Eligible Director shall automatically be granted an option to purchase 15,000 shares of Common Stock, provided such grantee is an Eligible Director in office immediately following such annual meeting.

                             ADDITIONAL INFORMATION

     The Board of Directors of the Company had a total of fourteen meetings during 2000.

     Among its standing committees, the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board, and as part of its duties it recommends to the Board the engagement and discharge of independent auditors for the Company, analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence. There were four Audit Committee meetings held in 2000. The members are E. Donald Shapiro, Edward C. Aldridge, Jr. and Joseph S. Schneider, each of whom is "independent" under the listing standards of the New York Stock Exchange. The Board has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement.

     The Nominating Committee acts primarily as a selection committee to recommend candidates for election to the Board of Directors. The committee met once in 2000. The members consist of all of the current directors.

     The Nominating Committee will consider nominees for directors recommended by shareholders. Any shareholder may make such a recommendation by writing to:
Secretary, United Industrial Corporation, 570 Lexington Avenue, New York, New York 10022.

     The Compensation Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. There were two Compensation Committee meetings held in 2000. The members are Harold S. Gelb, Edward C. Aldridge, Jr., Joseph S. Schneider and E. Donald Shapiro.

     There are no family relationships between any nominee, director or executive officer of the Company.

SECTION 16(a BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during 2000 all Section 16(a) filing requirements were complied with, except that a report for one transaction occurring during 1999 was filed late by each of Richard R. Erkeneff, Susan Fein Zawel, James H. Perry, Robert W. Worthing, Edward C. Aldridge, Jr., Harold S. Gelb and E. Donald Shapiro, and a report for one transaction occurring during 2000 was filed late by each of Susan Fein Zawel, James H. Perry and Robert W. Worthing.

                           II. APPOINTMENT OF AUDITORS

     It is proposed that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001. Ernst & Young LLP have been the independent auditors of the Company since 1962. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

     Ernst & Young LLP billed the Company $480,500 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP rendered no professional services to the Company during the year ended December 31, 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES

     Ernst & Young LLP billed the Company $399,100 for all services rendered to the Company during the year ended December 31, 2000 other than those set forth above, which included $232,500 for audit related services and $166,600 for other services.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                               III. MISCELLANEOUS

     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Shareholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their judgment on such matters.

     A list of the Company's shareholders as of the record date for the meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

     All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of shareholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     For purposes of this meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the shareholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                            PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company no later than November 20, 2001 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Susan Fein Zawel, Secretary, United Industrial Corporation, 570 Lexington Avenue, New York, New York 10022.

     The Company's by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by mail to the Secretary of the Company (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of shareholders; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Similar notice provisions apply with respect to any other proposal which a shareholder intends to bring before a meeting of shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telecopy. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $6,500, plus reimbursement of out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     UNITED INDUSTRIAL CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF UNITED INDUSTRIAL CORPORATION ON MARCH 22, 2001, TO SUSAN FEIN ZAWEL, SECRETARY, UNITED INDUSTRIAL CORPORATION, 570 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022.

Dated March 30, 2001                          By Order of the Board of Directors


                                                Susan Fein Zawel
                                                SECRETARY

                                                                      APPENDIX A
                          UNITED INDUSTRIAL CORPORATION

                             AUDIT COMMITTEE CHARTER

     PURPOSE. The primary purpose of the Audit Committee (the "Committee") of the Board of Directors of United Industrial Corporation (the "Company") is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

     KEY RESPONSIBILITIES. The Committee shall, as its primary duties:

       1. Provide an open avenue of communication among the independent auditor, management, and the Board of Directors.

       2. Recommend the selection of the independent auditor for approval by the Board of Directors and ratification by the stockholders of the Company, and approve the compensation of the independent auditor.

       3. Review the proposed scope and approach of the audit conducted by the independent auditor, and review the performance of the independent auditor.

       4. Ensure (x) its periodic receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, (y) that it actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and (z) that it recommend that the full Board of Directors take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

       5.  Ensure  that  the  independent  auditor   acknowledges  its  ultimate
           accountability to the Board of Directors and the Committee, as representatives of the stockholders.

       6. Acknowledge, and ensure that the Board of Directors acknowledges, as representatives of the stockholders, their ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement).

       7. Discuss with management and the independent auditor the quality and adequacy of the Company's internal controls.

       8. Ensure that management and the independent auditor discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability of, accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

       9.  Direct  the  special   attention  of  the  independent   auditor  and
           management to specific matters or areas deemed by the Committee or the independent auditor to be of special significance.

       10. Review (i) audited annual financial statements and the independent auditors' opinion rendered with respect to such financial statements, and (ii) interim financial statements with the independent auditor and discuss with the independent auditor all matters required to be discussed by Statement of Auditing Standards No. 61.

       11. Perform such other functions as are consistent with this Charter as the Committee or the Board of Directors deems appropriate, including, if necessary, any special investigations with the power to retain outside counsel for this purpose.

       12. Regularly update and make recommendations to the Board of Directors about Committee activities.

     MEMBERSHIP. The membership of the Committee shall consist of at least three directors, each of whom shall be independent and shall serve at the pleasure of the Board of Directors. Each of such directors shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. For purposes of the foregoing, the term "independent director" shall mean a person who has no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company.

                          UNITED INDUSTRIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 8, 2001
O
X         The undersigned  hereby  appoints Harold S. Gelb,  Richard R. Erkeneff
Y and E. Donald Shapiro or any of them, attorneys and proxies with full power of subsititution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

          The shares represented by this proxy will be voted for proposals 1 and 2 and in accordance with item 3 if no instruction to the contrary is indicated, or if no instruction is given.

                                                                    ------------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                    ------------

                                                                       |
| X | PLEASE MARK YOUR                                                 | 0000
      VOTES AS IN THIS                                                 |_____
      EXAMPLE.

                                FOR       WITHHELD
1. Election of Directions       [ ]         [ ]

FOR, except vote WITHHELD from the following nominee(s):


------------------------------------

NOMINEES:  Warren G. Lichtenstein
and Joseph s. Schneider


                                              FOR   AGAINST   ABSTAIN

2. To consider and act upon a proposal        [ ]     [ ]      [ ]
   to ratify the appointment of Ernst &
   Young LLP as independent auditors of
   the Company for 2001.

3. In their discretion, to act upon such      [ ]     [ ]      [ ]
   other matters as may properly come
   before the meeting or any adjournment
   thereof.

                    Note: Please  sign  exactly  as your  name  appears  hereon.
                          Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.


                    DATE ---------------------------------------------, 2001


                    SIGNATURE(S) (if held jointly)--------------------------


                    --------------------------------------------------------